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                                                              EXHIBIT 23.3



                           CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 1999 relating to the financial statements and financial statement schedule of Communication Intelligence Corporation as of December 31, 1998 and for the year then ended which appear in Communication Intelligence Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 1, 2001